Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form 20-F/A of our report dated April 30, 2026, relating to the financial statements of Fuermosha (HK) Co., Ltd as of September 30, 2025 and 2024, and for each of the two years in the period then ended, which report appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ INBERGO CPA LLP

INBERGO CPA LLP

PCAOB ID No. 7312

Merrick, New York

June 10, 2026